Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vital Therapies, Inc. of our report dated March 13, 2018 relating to the financial statements, which appears in Vital Therapies, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

San Diego, California
May 25, 2018